Exhibit 99.(h)(8)(B)

SERVICE PLAN FOR THE

AMERICAN BEACON FUNDS C CLASS

AMENDED AND RESTATED SCHEDULE A

As noted in Paragraph 1 of the Service Plan for the American Beacon Funds C Class, the following Funds have adopted the Service Plan for the American Beacon Funds C Class shares:

American Beacon Acadian Emerging Markets Managed Volatility Fund

American Beacon AHL Managed Futures Strategy Fund

American Beacon ARK Transformational Innovation Fund

American Beacon Bahl & Gaynor Small Cap Growth Fund

American Beacon Balanced Fund

American Beacon Bridgeway Large Cap Growth Fund

American Beacon Bridgeway Large Cap Value Fund

American Beacon Crescent Short Duration High Income Fund

American Beacon GLG Total Return Fund

American Beacon Frontier Markets Income Fund

American Beacon Grosvenor Long/Short Fund

American Beacon International Equity Fund

American Beacon Ionic Strategic Arbitrage Fund

American Beacon Large Cap Value Fund

American Beacon Mid-Cap Value Fund

American Beacon SGA Global Growth Fund

American Beacon SiM High Yield Opportunities Fund

American Beacon Small Cap Value Fund

American Beacon Sound Point Floating Rate Income Fund

American Beacon Stephens Mid-Cap Growth Fund

American Beacon Stephens Small Cap Growth Fund

American Beacon The London Company Income Equity Fund

American Beacon TwentyFour Strategic Income Fund

American Beacon Zebra Small Cap Equity Fund

Dated: November 19, 2018